Exhibit 32(i)

Woodward Governor Company
Section 1350 certifications

We hereby certify, pursuant to 18 U.S.C. Section 1350, that the accompanying Quarterly Report on Form 10-Q for the three months ended December 31, 2008, of Woodward Governor Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

/s/ Thomas A. Gendron Thomas A. GendronChairman of the Board, Chief Executive Officer, and President		/s/ Robert F. Weber, Jr. Robert F. Weber, Jr.Chief Financial Officer and Treasurer

Date:	January 20, 2009	January 20, 2009